UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 5, 2026

ISABELLA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-18415	38-2830092
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street
Mt. Pleasant,	Michigan	48858-1649
(Address of principal executive offices)		(Zip Code)
(989) 772-9471
(Registrant’s telephone number)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	ISBA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On October 6, 2026, Isabella Bank Corporation (“Isabella”) issued a press release announcing (i) the receipt of all regulatory approvals required to complete the merger with Grand River Commerce, Inc. (“Grand River”), (ii) that the Grand River shareholders approved the proposed merger on September 18, 2026, and (iii) the expected closing date of such merger of November 2, 2026, pending satisfaction of customary closing conditions. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No	Description

Exhibit 99.1	Press release issued October 6, 2026
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the proposed merger with Grand River, the expected returns and other benefits of the proposed merger to shareholders, expected improvement in operating efficiency resulting from the proposed merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the expected impact on and timing of the recovery of the impact on tangible book value, and the expected effect of the proposed merger on Isabella’s capital ratios. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.
Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the proposed merger may not be realized or take longer than anticipated to be realized, (2) disruption from the proposed merger with customers, suppliers, employees or other business partners, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (4) the risk of successful integration of Grand River’s business into Isabella, (5) the amount of the costs, fees, expenses and charges related to the proposed merger, (6) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the merger, (7) the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing of the proposed merger, (8) the risk that the integration of Grand River’s operations into the operations of Isabella will be materially delayed or will be more costly or difficult than expected, (9) the possibility that the proposed merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (10) the dilution caused by Isabella’s issuance of additional shares of its common stock in the merger transaction, and (11) general competitive, economic, political and market conditions. Other relevant risk factors may be detailed from time to time in Isabella’s press releases and filings with the Securities and Exchange Commission. Consequently, no forward-looking statement can be guaranteed. Neither Isabella nor Grand River undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this communication or any related documents, Isabella and Grand River claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ISABELLA BANK CORPORATION

Dated:	October 6, 2026	By:	/s/ Gerald J. Ritzert
Gerald J. Ritzert
Chief Financial Officer